Exhibit 99.01

NuStar GP Holdings, LLC Reports Earnings Results for the Third Quarter of 2017

Quarterly Distribution Announced Previously

SAN ANTONIO, November 7, 2017 - NuStar GP Holdings, LLC (NYSE: NSH) today announced third quarter 2017 net income of $11.0 million, or $0.26 per unit. Distributable cash flow (DCF) available to unitholders for the third quarter of 2017 was $23.4 million.

As previously announced on October 18, 2017, the third quarter 2017 distribution of $0.545 per unit will be paid on November 16, 2017 to holders of record as of November 9, 2017.

A conference call with management is scheduled for 9:00 a.m. CT today, November 7, 2017, to discuss the financial and operational results for the third quarter of 2017. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 93805813. International callers may access the discussion by dialing 661/378-9931, passcode 93805813. The company intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 93805813. International callers may access the playback by dialing 404/537-3406, passcode 93805813. The playback will be available until 12:00 p.m. CT on December 7, 2017.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/m6/p/ounvkpgz or by logging on to NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the general partner interest, an approximate 11 percent common limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and/or the related conference call will include, forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2016 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$12,177	$16,130	$41,252	$49,425

General and administrative expenses	(902)	(704)	(2,585)	(2,377)
Other income, net	—	2,142	41,603	2,755
Interest expense, net	(448)	(276)	(1,134)	(789)

Income before income tax benefit	10,827	17,292	79,136	49,014
Income tax benefit	203	28	197	55
Net income	$11,030	$17,320	$79,333	$49,069

Net income per unit	$0.26	$0.40	$1.84	$1.14
Weighted average number of common units outstanding	42,951,749	42,931,242	42,951,749	42,930,951

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$311	$805	$1,223	$2,571
General partner incentive distribution	10,912	10,890	34,736	32,500
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,223	11,695	35,959	35,071
Limited partner interest in earnings of NuStar Energy L.P.	1,675	5,156	7,456	16,517
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,163)	(2,163)
Equity in earnings of NuStar Energy L.P.	$12,177	$16,130	$41,252	$49,425

Cash Flow Data:
Net cash provided by operating activities	$11,170	$16,239	$37,996	$43,589
Net cash provided by investing activities	$12,222	$7,247	$20,061	$23,013
Net cash used in financing activities	$(23,461)	$(23,441)	$(58,046)	$(66,276)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$2,302	$1,976	$6,947	$5,898
General partner incentive distribution	10,912	10,890	34,736	32,500
Limited partner interest – common units	11,185	11,185	33,555	33,514
Total cash distributions expected from NuStar Energy L.P.	24,399	24,051	75,238	71,912
Adjustments:
General and administrative expenses	(902)	(704)	(2,585)	(2,377)
Income tax benefit	203	28	197	55
Interest expense, net	(448)	(276)	(1,134)	(789)
Unit-based compensation	155	131	460	376
DCF	$23,407	$23,230	$72,176	$69,177

Total distribution to unitholders	$23,409	$23,398	$70,226	$70,193

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)

Note 1: NuStar GP Holdings, LLC utilizes distributable cash flow (DCF) as a financial measure, although it is not defined in U.S. generally accepted accounting principles. Management believes DCF provides useful information to investors and other external users of our financial information because (i) DCF provides additional information about the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measure being utilized by management and our board of directors when making financial and planning decisions. Our board of directors and management use DCF when assessing our ability to fund distributions and our ability to service debt. DCF is a widely accepted financial indicator used by our industry’s investment community to compare company performance. DCF is used by our industry’s investment community, in part, because the value of our company’s units is partially based on its yield, and its yield is based on the cash distributions a company can pay its unitholders.
DCF is not intended to represent cash flows from operations, and is not presented as an alternative to net income. DCF should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with U.S. generally accepted accounting principles. The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$11,030	$17,320	$79,333	$49,069
Less equity in earnings of NuStar Energy L.P.	(12,177)	(16,130)	(41,252)	(49,425)
Plus cash distributions expected from NuStar Energy L.P.	24,399	24,051	75,238	71,912
Gain related to NuStar Energy L.P.’s issuance of common limited partner units	—	(2,142)	(41,603)	(2,142)
Unit-based compensation items (a)	155	131	460	(237)
DCF	23,407	23,230	72,176	69,177
Less cash distributions expected from NuStar Energy L.P.	(24,399)	(24,051)	(75,238)	(71,912)
Distributions of equity in earnings of NuStar Energy L.P.	12,177	16,130	41,252	49,425
Changes in current assets and liabilities	87	881	(286)	(3,532)
Changes in noncurrent assets and liabilities and other items	(102)	49	92	431
Net cash provided by operating activities	$11,170	$16,239	$37,996	$43,589

(a)
We intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. These awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF. Also included in this item are gains and losses resulting from the satisfaction of certain long-term incentive awards prior to the employee transfer on March 1, 2016.